EXHIBIT 99.1
February 20, 2013

DTE Energy reports solid 2012 results
~ Company provides 2013 operating earnings guidance of $3.85 to $4.15 per share

DETROIT - DTE Energy (NYSE:DTE) today reported 2012 earnings of $610 million, or $3.55 per diluted share, compared with $711 million, or $4.18 per diluted share in 2011. Reported earnings in 2012 include a non-operating after-tax loss on the sale of western Barnett and Marble Falls shale assets of $56 million, or $0.33 per diluted share. Reported earnings in 2011 include an $87 million, or $0.50 per diluted share, non-cash adjustment to reduce income tax expense related to the enactment of the Michigan Corporate Income Tax in May of 2011.

2012 operating earnings were $676 million, or $3.94 per diluted share, compared with 2011 operating earnings of $636 million, or $3.75 per diluted share. Earnings increased in 2012 primarily due to warm weather with no revenue decoupler at our electric utility, ongoing growth at Power & Industrial Projects and continued cost reductions in Corporate & Other. These increases were partially offset by market opportunities at Energy Trading in 2011, not repeated in 2012. Operating earnings for 2012 and 2011 exclude non-recurring items and discontinued operations. Reconciliations of reported earnings to operating earnings are at the end of this news release.

“I'm pleased with our financial accomplishments in 2012,” said Gerard M. Anderson, chairman, president and CEO of DTE Energy. “The continuous improvement program we implemented a few years ago is now considered just part of normal, on-going daily responsibilities by our employees. This enabled us to not only execute on the financial priorities we set at the beginning of the year, but also enhanced our customers' experience with DTE Energy.”

Anderson noted that improving the reliability of electric service is a critical component of customer satisfaction. “In 2012, we started a multi-year program focused on improving electric reliability, and we are confident this will provide a positive impact on our customers' experience.” said Anderson. “In 2013 we are committing an additional $50 million in capital to improve system reliability in key areas that have had high outage frequency in recent years, effectively doubling the level of investment in these areas.”

“Becoming the best operated energy company in North America remains our aspiration,” continued Anderson. “We will continue to work hard for our customers and shareholders to reach new levels of financial, operational and reliability excellence during the upcoming year.”

Outlook for 2013

DTE Energy confirmed its previously communicated 2013 operating earnings guidance of $3.85 - $4.15 per diluted share.

“Focusing on solid earnings and cash flow combined with a strong balance sheet allowed us to increase our dividend during this past year,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “We will continue to execute on our financial growth plans which target long-term average annual operating EPS growth of 5 percent to 6 percent while providing an attractive dividend to shareholders.” Meador added, “As always, these plans keep our customers at the center of everything we do, ensuring that our underlying priority is to provide them with clean, safe, reliable energy at an affordable price.”

“In addition to focusing on improving our company's operational and financial goals in 2013, we also remain committed to making a difference in helping to power local economies,” continued Meador. “In 2011, DTE Energy pledged its support to the state's Pure Michigan Business initiative, a five year program designed to increase the services Michigan suppliers provide to companies across the state. In 2012, we spent $826 million with Michigan-based suppliers, compared with $598 million spent in 2011 and $475 million in 2010. I am proud to say that as a result of our commitment to be a force for growth and prosperity in our state, nearly 7,000 full-time jobs were created in 2012 from our increase in Michigan spend.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com.

DTE Energy plans to conduct a conference call with the investment community hosted by Anderson at 8:30 a.m. ET today, to discuss 2012 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are US and Canada toll free: (800) 378-6902 or International toll: (913) 312-0714. The passcode is 6297144. The internet broadcast will be archived on the company's website. An audio replay of the call will be available from noon today to March 6. To access the replay, dial (888) 206-1112 or (719) 457-0820 and enter passcode 6297144.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include DTE Electric, an electric utility serving 2.1 million customers in Southeastern Michigan, DTE Gas, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on gas storage and pipelines, power and industrial projects, and energy trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2013 operating earnings guidance. It is likely that certain items that impact the company's 2013 reported results will be excluded from operating results. Reconciliations to the comparable 2013 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially.

Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy's and DTE Electric's 2011 Forms 10-K and 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.
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For further information, members of the media may call:
Scott Simons (313) 235-8808
Len Singer (313) 235-8809

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Benny Riggi (313) 235-3208

DTE Energy Company
Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2012	2011	2012	2011
	(In millions, except per share amounts)
Operating Revenues	$2,349	$2,163	$8,791	$8,858
Operating Expenses
Fuel, purchased power and gas	949	829	3,296	3,537
Operation and maintenance	781	676	2,892	2,612
Depreciation, depletion and amortization	265	238	995	977
Taxes other than income	80	73	332	310
Other asset (gains) and losses, reserves and impairments, net	7	1	(3)	1
	2,082	1,817	7,512	7,437
Operating Income	267	346	1,279	1,421
Other (Income) and Deductions
Interest expense	110	123	440	488
Interest income	(3)	(2)	(10)	(10)
Other income	(48)	(58)	(173)	(117)
Other expenses	34	38	62	69
	93	101	319	430
Income Before Income Taxes	174	245	960	991
Income Tax Expense	35	87	286	268
Income from Continuing Operations	139	158	674	723
Loss from Discontinued Operations, net of tax	(56)	(1)	(56)	(3)
Net Income	83	157	618	720
Less: Net Income Attributable to Noncontrolling Interest	2	7	8	9
Net Income Attributable to DTE Energy Company	$81	$150	$610	$711

Basic Earnings per Common Share
Income from continuing operations	$0.79	$0.88	$3.89	$4.21
Loss from discontinued operations, net of tax	(0.32)	—	(0.33)	(0.02)
Total	$0.47	$0.88	$3.56	$4.19

Diluted Earnings per Common Share
Income from continuing operations	$0.79	$0.88	$3.88	$4.20
Loss from discontinued operations, net of tax	(0.32)	—	(0.33)	(0.02)
Total	$0.47	$0.88	$3.55	$4.18

Weighted Average Common Shares Outstanding
Basic	172	169	171	169
Diluted	173	170	172	170
Dividends Declared per Common Share	$0.62	$0.59	$2.42	$2.32

DTE Energy Company
Segment Net Income

	Three Months Ended December 31
	2012				2011
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$66	$—		$66	$89	$—		$89

DTE Gas	55	—		55	41	—		41

Non-utility Operations
Gas Storage and Pipelines	13	—		13	15	—		15

Power and Industrial Projects	2	7	A	12	11	—		11
		2	B			—
		1	C			—

Energy Trading	9	—		9	16	—		16

Total Non-utility operations	24	10		34	42	—		42

Corporate and Other	(8)			(8)	(21)	1	E	(20)

Income from Continuing Operations	137	10		147	151	1		152

Discontinued Operations (D)	(56)	56		—	(1)	1		—

Net Income Attributable to DTE Energy Company	$81	$66		$147	$150	$2		$152

Adjustments key
A) Settlement related to sale of coke oven gas
B) Loss on sale of coal transloading terminal
C) Petroleum coke asset impairment
D) Discontinued operations of Unconventional Gas Production business
E) Income tax adjustment related to Michigan Corporate Income Tax

DTE Energy Company
Segment Diluted Earnings Per Share

	Three Months Ended December 31
	2012				2011
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.38	$—		$0.38	$0.52	$—		$0.52

DTE Gas	0.32	—		0.32	0.24	—		0.24

Non-utility Operations
Gas Storage and Pipelines	0.08	—		0.08	0.09	—		0.09

Power and Industrial Projects	0.01	0.04	A	0.07	0.07	—		0.07
		0.01	B			—
		0.01	C			—

Energy Trading	0.05	—		0.05	0.09	—		0.09

Total Non-utility operations	0.14	0.06		0.20	0.25	—		0.25

Corporate and Other	(0.05)			(0.05)	(0.13)	0.01	E	(0.12)

Income from Continuing Operations	0.79	0.06		0.85	0.88	0.01		0.89

Discontinued Operations (D)	(0.32)	0.32		—	—	—		—

Net Income Attributable to DTE Energy Company	$0.47	$0.38		$0.85	$0.88	$0.01		$0.89

Adjustments key
A) Settlement related to sale of coke oven gas
B) Loss on sale of coal transloading terminal
C) Petroleum coke asset impairment
D) Discontinued operations of Unconventional Gas Production business
E) Income tax adjustment related to Michigan Corporate Income Tax

DTE Energy Company
Segment Net Income

	Twelve Months Ended December 31
	2012				2011
(in Millions)	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$483	$—		$483	$434	$9	E	$443

DTE Gas	115	—		115	110	—		110

Non-utility Operations
Gas Storage and Pipelines	61	—		61	57	—		57

Power and Industrial Projects	42	7	A	52	38	—		38
		2	B			—
		1	C			—

Energy Trading	12	—		12	52	—		52

Total Non-utility operations	115	10		125	147	—		147

Corporate and Other	(47)			(47)	23	(87)	F	(64)

Income from Continuing Operations	666	10		676	714	(78)		636

Discontinued Operations (D)	(56)	56		—	(3)	3		—

Net Income Attributable to DTE Energy Company	$610	$66		$676	$711	$(75)		$636

Adjustments key
A) Settlement related to sale of coke oven gas
B) Loss on sale of coal transloading terminal
C) Petroleum coke asset impairment
D) Discontinued operations of Unconventional Gas Production business
E) Fermi asset retirement obligation
F) Income tax adjustment due to enactment of Michigan Corporate Income Tax in May 2011

DTE Energy Company
Segment Diluted Earnings Per Share

	Twelve Months Ended December 31
	2012				2011
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$2.81	$—		$2.81	$2.55	$0.05	E	$2.60

DTE Gas	0.67	—		0.67	0.65	—		0.65

Non-utility Operations
Gas Storage and Pipelines	0.36	—		0.36	0.34	—		0.34

Power and Industrial Projects	0.24	0.04	A	0.30	0.22	—		0.22
		0.01	B			—
		0.01	C			—

Energy Trading	0.07	—		0.07	0.31	—		0.31

Total Non-utility operations	0.67	0.06		0.73	0.87	—		0.87

Corporate and Other	(0.27)			(0.27)	0.13	(0.50)	F	(0.37)

Income from Continuing Operations	3.88	0.06		3.94	4.20	(0.45)		3.75

Discontinued Operations (D)	(0.33)	0.33		—	(0.02)	0.02		—

Net Income Attributable to DTE Energy Company	$3.55	$0.39		$3.94	$4.18	$(0.43)		$3.75

Adjustments key
A) Settlement related to sale of coke oven gas
B) Loss on sale of coal transloading terminal
C) Petroleum coke asset impairment
D) Discontinued operations of Unconventional Gas Production business
E) Fermi asset retirement obligation
F) Income tax adjustment due to enactment of the Michigan Corporate Income Tax in May 2011